Form C

Cover Page

Name of issuer:

F/V San Giovanni LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: CA

Date of organization: 1/23/2017

Physical address of issuer:

698 prescott ave
monterey CA 93940

Website of issuer:

https://wefunder.com/sangiovanni

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☑ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

51,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $51,000; interests will be sold in increments of $1.

Target offering amount:

$51,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

4/19/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$3,618.00	$0.00
Cash & Cash Equivalents:	$2,143.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$800.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($8,832.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

F/V San Giovanni LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
jiri nozicka	skipper, manager	FV San Giovanni llc	2017
elizabeth pennisi-nozicka	manager-member	F/V San Giovanni llc	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
jiri nozicka	Boat Captain	2017
jiri nozicka	Managing Member	2017
elizabeth pennisi-nozicka	Managing Member	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
elizabeth pennisi-nozicka	Membership Interests	75.0
jiri nozicka	Membership Interests	24.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Inclement Weather: through out the year there are periods of bad weather, during which the boat cannot fish at all, or sporadically.

Seasonal market demands: During the year there are different aspects regulating the demands for different species of fish. Some of these can affect the operation of the San Giovanni. Example: Crab season starts and demand for ground fish(primary catches of San Giovanni) drops at times for several weeks. Different holidays, such is 4th of July, Thanksgiving etc are primarily low fish demand periods on the fresh fish markets.

Markets - what can be sold, where, how much.

The Company is depending on supply chains outside of it's own operations for production, and delays in those supply chains could adversely affect business

Regulations. The San Giovanni operates in two fisheries. One is federally regulated ground fish fishery, the second is California State Halibut trawl fishery. Both of these fisheries are heavily regulated and watched and occasionally some of the regulations slow down, restrict, or in extreme cases shot either fishery down for periods of time, or close fishing grounds etc.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Commercial fishing is expensive venture. Fishing boats are equipped with heavy and very expensive machinery. and fishing gear. Engines, lifts, motors, they all can fail and brake at any moment. Fishing nets and other gear can get lost, or destroyed costing thousands. Replacements and fixes can last weeks, or even months to operate again.

Commercial fishing is very risky and dangerous business. Boats can get lost and be destroyed as well and sometimes as our own lives too.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$51,000**

Use of Proceeds: 52% will be used to finish the vessel for fishing, 40% will be used for working capital. 5% Wefunder, 3% market share

If we raise: **$107,000**

Use of Proceeds: 52% to get the San Giovanni fishing again. 40% for working capital. 5% to Wefunder. 3% to market the raise.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. Each note will accrue interest at a rate of 5% (non-compounding, calculated on the basis of a 365-day year and the actual number of days elapsed) and the company will make interest payments to the investor quarterly, starting one quarter after the closing date of the offering. Each note will have the maturity date specified in the note. The company will pay the outstanding principal amount of each note and all unpaid accrued interest on the maturity date. The company may prepay principal and interest at any time.

Investors in the first $20,000 of the raise will receive a note that accrues an interest rate of 5.5%.

Borrower shall pay the outstanding principal amount of the Loan (and all unpaid accrued interest through the date of each such payment) in 16 equal quarterly payments until the Loan is repaid in full.

The notes are secured by the company's personal property, including all accounts, inventory, equipment, general intangibles, financial assets, investment property, securities, deposit accounts, and the proceeds thereof.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes are subordinated with respect to payment to the rights of senior indebtedness holders (as defined in each note). This means that the notes will not be repaid by the company unless and until all senior indebtedness holders have been repaid in full.

The notes do not provide investors with any voting rights in the company.

The form of the notes is provided in Appendix B, Investor Contracts. The form of the notes is Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the notes cannot be amended.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
	This is an LLC with no issued units.		

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

none

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the principal unitholder(s) may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of the principal unitholder(s), and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the principal unitholder(s) may change the terms of the operating agreement for the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal unitholder(s) also may force the Company to prepay the promissory notes before their maturity date. The principal unitholder(s) may make changes that affect the tax treatment of the Company in ways that are unfavorable to the Investor but favorable to them. The principal unitholder(s) may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. The principal unitholder(s) may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The principal unitholder(s) have the right to redeem their securities at any time. The principal unitholder(s) could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. The exit of the principal unitholder(s) may affect the value of the Company and/or its viability.

Based on the factors described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company.

Issuer Repurchase of Securities/Prepayment of Notes. The Company has the right to repay principal and interest on the promissory notes at any time prior to the maturity date. If the Company repays principal and interest on the notes early, Investor will receive fewer interest payments than expected at purchase.

A sale of the issuer or of assets of the issuer. As a noteholder with no voting rights, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the management of the Company to manage the Company so as to maximize value for unitholders and ensure full payment of noteholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the management of the Company. If the management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the amount received will be sufficient to repay Investor and other noteholders.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and management of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

The San Giovanni is a third-generation, family-run commercial fishing boat. Our family has been catching fish on her, over 70 different species, out of Monterey Bay since 1959. When my father-in-law passed away four years ago, operations stopped as ownership was transferred to my wife and me. Now, we're raising funds to finish refurbishing the iconic all-wooden boat so we can get back on the water and start fishing.

My wife's family has been fishing for generations. In the past 100 years since her grandfather began fishing in Sicily, we've been through hardships – World War II, tragic deaths at sea, recessions and more – but commercial fishing is our lifeblood. Our ambition is to fish for generations more, passing this boat and lifestyle onto our children (ages 16, 11 and 13), sustaining this economy, ecosystem, and our traditions. We want to bring the boat back to its full potential.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

F/V San Giovanni LLC was incorporated in the State of California in January 2017.

Since then, we have:

- Projected $400K to $750K in revenue each year. In our main fishery, we need to catch about $10K in 2 day trip to break even. About 200-250K per year
- Capable of $20,000 worth of fish in a three-day trip.
- One of 120 boats in the Certified Sustainable West Coast Groundfish Trawl Fishery.
- Third-generation family business.
- 70-foot wooden boat, 75 years old.

Historical Results of Operations

Our company was organized in January 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0.
- *Assets.* As of December 31, 2017, the Company had total assets of $3,618, including $2,143 in cash.
- *Net Loss.* The Company has had net losses of $8,832 for 2017.
- *Liabilities.* The Company's liabilities totaled $800 for 2017.

Liquidity & Capital Resources

During 2018, the members contributed a fishing vessel to the Company. The book value of the vessel was $70,280.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

F/V San Giovanni LLC cash in hand is $383.38, as of October 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $2,600/month, for an average burn rate of $2,600 per month. Our intent is to be profitable in 12 months, based off of historical operations of the vessel when it was operating previously and projections we've made about our own revenues and expenses.

In January 2018 we started to prepare the vessel for major overhaul. In March 2018 we overhauled the vessel at Monterey Bay Boatworks, replaced damaged parts of the boat and have done a lot of repairs. We refurbished fuel tanks, repaired and restored main winches, restored the mast, gave it new net reel frames, restored the main deck, and put in fresh water tanks. All these repairs were costly expenses, which amounted to about 70k in expenses throughout the year (including $16,500 in 2017). Total we need at least $50k more to complete repair of the boat.

In the next 3 - 6 months, we expect expense to increase to about $15k per month as we finish repairing the boat. Once the boat is repaired, we'll immediately be able to begin generating revenue as we start fishing. Although we cannot guarantee it, if we're able to get the boat ready in the Spring of 2019 we expect to be generating $40k per month in revenues in the months following.

In lieu of a successful raise, we'll continue to fund the restoration of the boat with our own funds.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, jiri nozicka, certify that:

(1) the financial statements of F/V San Giovanni LLC included in this Form are true and complete in all material respects ; and

(2) the tax return information of F/V San Giovanni LLC included in this Form reflects accurately the information reported on the tax return for F/V San Giovanni LLC filed for the fiscal year ended 2017.

jiri nozicka
skipper, manager

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

San Giovanni Simple Loan
Early Bird San Giovanni Simple Loan

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

elizabeth pennisi-nozicka
jiri nozicka

Appendix E: Supporting Documents

sg_op_agreement.pdf

INVEST IN SAN GIOVANNI

maximum target met

$0

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Iconic commercial fishing vessel delivering fresh seafood in Monterey since 1959

The San Giovanni is a third-generation, family-run commercial fishing boat. Our family has been catching fish on her, over 70 different species, out of Monterey Bay since 1959. When my father-in-law passed away four years ago, operations stopped as ownership was transferred to my wife and me. Now, we're raising funds to finish refurbishing the iconic all-wooden boat so we can get back on the water and start fishing.



Jiri Nozicka
CEO
Skipper on the San Giovanni for 20+ years, helped start educational fishing festivals/exhibits


SAN GIOVANNI

Why you may want to invest

1. Projected $400K to $750K in revenue each year, $240K in yearly expenses.
2. Capable of $20,000 worth of fish in a three-day trip.
3. One of 120 boats in the Certified Sustainable West Coast Groundfish Trawl Fishery.
4. Third-generation family business.
5. 70-foot wooden boat, 75 years old.
6. Jiri and Elizabeth hold two fishing permits that allow them to fish in Monterey Bay.

$ 100 min

REMIND ME (1)

What you are investing in

Promissory Note

5.0% interest

First $20K investors will receive 5.0% interest and an additional 0.5% interest.

0.5% additional interest

48 months

The promissory note pays 5.0% quarterly over 48 months. The yield to maturity is 5.0%.

Earning a return

Learn more about loans

Investor perks

$250+
Boat tour of the San Giovanni.

$500+
Boat tour and 2 pounds of fish caught by the San Giovanni. Fish and their species vary during season and trips.

$1,000+
Boat tour of the San Giovanni, plus, 2 pounds of fish per quarter for the term of the loan. Pick up fish from Royal Seafood in Monterey. Fish and their species vary during seasons and trips.

$10,000+
Be a fisherman for a day or two. Accompany Captain Jiri and crew on 1 to 2 day fishing trip out of Monterey Bay aboard the San Giovanni. Able bodies only. We will not turn around if you

are sea sick.

see less

food invest_in_my_town fundraising

Our Ambition

My wife's family has been fishing for generations. In the past 100 years since her grandfather began fishing in Sicily, we've been through hardships – World War II, tragic deaths at sea, recessions and more – but commercial fishing is our lifeblood. Our ambition is to fish for generations more, passing this boat and lifestyle onto our children (ages 16, 11 and 13), sustaining this economy, ecosystem, and our traditions. We want to bring the boat back to its full potential.

SGI_18.pptx

Why I Like San Giovanni

The San Giovanni has been at home port in Monterey harbor for almost 60 years and the boat has become a piece of history in the community. The vessel can be seen all over town, in photographs and paintings at local restaurants, and it's even part of the logo for Royal Seafood.


KSBW

Caitlin Conrad

REPORTER FOR KSBW8

6 29 18 web

Issuu is a digital publishing platform that makes it simple to publish magazines, catalogs, newspapers, books, and more online. Easily share your publications and get them in front of Issuu's millions of monthly readers.

October 24, 2018 @ issuu.com

Monterey's last large wooden fishing boat

August 22, 2018 @ chron.com

Calif. fishers say quota system is all wet

MONTEREY, Calif. - The skipper of a fishing boat that has trawled Monterey Harbor for decades says he's been docked since spring, unable to earn a living. Jiri Nozicka says a federal quota system enacted to protect both fish and the commercial fishing

August 22, 2018 @ juneauempire.com

7 Reasons to Visit Monterey

Famous author John Steinbeck immortalized the gritty lives of Central California's working class during the Great Depression in his 1945 novel Cannery Row. Today, the canneries are long gone due to overfishing of the bay.

August 22, 2018 @ travelpulse.com

Fishing Boats Story

Fishing in Monterey Bay was mainly for salmon and was done by the sail boat or what the Italians call felucca. Salmon were caught with gill nets this net consists of one or more panels of webbing fastened together. They are left free to drift with the current,

August 22, 2018 @ italianheritagemonterey.org

Monterey fishing patriarch Joe Pennisi laid to rest

Giuseppe 'Joe' Pennisi, the patriarch of an extended Monterey fishing family, was buried Tuesday after private family services. One of his six sons, Giuseppe Pennisi II, said his father died Christmas Eve at Community Hospital of the Monterey Peninsula

August 22, 2018 @ montereyherald.com

Iconic Monterey Boat the San Giovanni on Dry Land for Some TLC - Sea Magazine

MONTEREY, Calif.-The last remaining large scale wooden fishing vessel in Monterey has been hauled out to dry dock for renovation. The San Giovanni has been at home port in Monterey harbor for almost 60 years and the boat has become a piece of

May 1, 2018 @ seamagazine.com

Monterey's last large wooden fishing boat getting TLC

The last remaining large wooden fishing vessel in Monterey has been hauled out to dry dock for renovation. The San Giovanni has been at home port in Monterey harbor for almost 60 years and the boat has become a piece of history in the community.

May 1, 2018 @ ksbw.com

Iconic Monterey boat the San Giovanni on dry land for some TLC

FISHERYNATION.COM

The last remaining large scale wooden fishing vessel in Monterey has been hauled out to dry dock for renovation. The San Giovanni has been at home port in Monterey harbor for almost 60s years and the boat has become a piece of history in the

May 1, 2018 @ fisherynation.com

Navy submarine snares net of fishing boat off S.F., 1992

Navy submarine snares net of fishing boat off S.F., 1992 The crew of the fishing boat Diana was netting rock cod last Saturday when suddenly the trawler was pulled backward toward the sea by some mysterious force. The startled crew soon

June 21, 2017 @ sfchronicle.com

West Coast Groundfish - Sustainable Fisheries UW

In a blog post for the New York Times last week, Sylvia Rowly traced the recent history of the U.S. West Coast groundfish fishery. The past few decades has seen the fishery go from an "economic disaster," to certified sustainable by the Marine

May 3, 2016 @ sustainablefisheries-uw.org

Around the world in 20 food photos from the past week

The world of food extends far beyond our little Bay Area. Since there are legions of talented domestic and international photo journalists chronicling beautiful, poignant, whimsical, thought-provoking and sometimes jarring moments from the global food

January 3, 2014 @ insidescoopsf.sfgate.com

The price of success | National Fisherman

In 2012, a year after implementing catch shares in the West Coast groundfish fishery, NOAA was calling the program a success. It was hard to argue with the numbers: The fishery made $54 million in 2011 compared to its historical average of $38 million for

January 2, 2014 @ nationalfisherman.com

Long-time local fishing family hopes to memorialize those lost at sea.

Having stuffed the hold of his 50-foot trawler, Relentless, with Dover sole, David "Rowdy" Pennisi, 43, and crew member Michael Odom headed to San Francisco in the early hours of June 21, 2004 to offload their catch. But, like hundreds of other Central

July 28, 2011 @ montereycountyweekly.com

Refurbishing a 60-Year-Old Iconic Monterey Fishing Boat

Our family has owned and operated the San Giovanni, a commercial fishing boat, since 1959. We catch 70+ species of fish in the Monterey Bay to sell to restaurants and wholesalers in the San Francisco Bay Area. When Elizabeth's father passed away four years ago, we had to cease operations. Now, we're raising funds to refurbish the San Giovanni so she can be out on the water doing what she does best.


MONTEREY FISH CO.
SEAFOODS

What's Left to Do

In March 2018, we hauled the boat out of water at Monterey Bay Boatworks. We had to take everything out of the boat -- 35 tons of fuel tanks, net reel, main winches, stripped out the whole cabin to bare walls. The only thing left on the boat was the engine and one fuel tank.

We have fixed the bottom of the boat, re-armored the stern of the boat in stainless steel, painted the boat and put it back in the water in June 2018. Since then, we have rebuilt and installed the mast and main boom, put in the hydraulic tank and its system, re-planked sections of the main deck, built a new kitchen in the galley, and rebuilt a fish hold.

We still need to prepare and re-install the winches and net reel, rebuild and re-install some parts of the hydraulic system, rewire some of the electrical systems, and reinstall the main fuel tanks. We are getting close.

Our Economics

$20,000	$400K - $750K	$240K	3
Market value of a three-day trip (30k-40k lbs of fish)	Projected revenue each year**	Revenue needed to break even	Months until San Giovanni is ready to fish

For the last 15 years, until we pulled the boat out four years ago, we were bringing in $200-300K in revenue each year. The fishery was in a very deep recession and under lots of pressure. Boats and markets were leaving the industry in large numbers.

Since then, our fishery has been certified sustainable, which drives the price of our fish up. New markets and marketing opportunities are emerging.

Demand for fresh fish in our local markets is rising. With the boat full-time fishing, we believe we can easily reach $500K/year. We could reach up to $750K a year if new markets and business relations will come to fruition in Monterey fishing industry.














































Meet the Founders



Jiri Nozicka

CEO

Skipper on the San Giovanni for 20+ years, helped start educational fishing festivals/exhibits


MONTEREY

Elizabeth Nozicka

Founder

Owner of On The Way Trading Co. Third generation of family fishing

Interview

– COLLAPSE ALL

WF: What is San Giovanni?

NOZICKA: The San Giovanni is a commercial fishing boat. It's a commercial fishing operation that's been a staple of Monterey commercial fishing fleet for almost 60 years.

WF: Who is the team behind San Giovanni?

NOZICKA: My wife, Elizabeth Pennisi-Nozicka, and I own it. The boat has been in my wife's family since 1959 and has been fishing in Monterey ever since. I've been the skipper on the boat for the last 20 years. Over the last two years, ownership has been transferred to our family. We're starting the business over on the next generation. So, the boat is a third-generation family business.

WF: So, it's the same business, just with a transfer of ownership?

NOZICKA: Yes. We started a new LLC. My father-in-law passed away four years ago, and his wish was to transfer the boat to his daughter and me. So, we are pretty much starting over and try to keep it going.

WF: Why are you looking at raising capital?

NOZICKA: Last year, we started refurbishing the boat, as a lot of repairs were needed. It's a 70-foot wooden boat that's 70 years old and hasn't been fished for four years. Since the death of my father-in-law, we were not able to do anything until all the paperwork got sorted out. So, we just need to finish fixing it up. We fixed the bottom, and now I'm refurbishing the inside of the boat, but we still need a little bit more to get it finished. You need a lot of capital to run a commercial fishing business, but it provides a reasonable amount of revenue once you get it running. So, we just need to get it finished and start fishing, basically.

WF: How much more capital do you need to raise?

NOZICKA: Our goal is to raise $100,000.

WF: Is the boat operational right now?

NOZICKA: It's operating. It's running, but it still needs to get finished.

WF: Do you have projections on what the revenue will be?

NOZICKA: I've been in the industry for quite a long time, so I know the dynamics of it. My projections are about $500,000 gross receipt a year, and there are prospects that could be $750,000. Under current circumstances with the restrictions and regulations that exist, there are a lot of expenses that would be included in there, but it would still provide a lot of room for a nice profit.

Once we reach over $400,000 gross, we are doing a decent amount of profit. We were doing close to when we stopped fishing. That's why I'm starting my projections there, but our circumstances and the market are a little bit different now. So, with us being able to fish full time now, we can fairly easily reach $500,000.

WF: What are the major market changes?

NOZICKA: Five years ago, the entire fishery was certified as sustainable. Now, we're very desirable around the world because the Monterey Bay Aquarium and environmental groups support our products since we are a stable, sustainable, well-managed, and well-harvested fishery. We really had to battle the market, because a lot of markets were turning their back on us until five or six years ago. Now, it's turning around, and new doors are opening.

WF: What does it mean that the fishery has been certified as sustainable? Is it not San Giovanni that's been certified, but the fishery that you are part of? ^

NOZICKA: There's a fleet of about 120 boats fishing and operating in the West Coast region between California and Washington right now, and we're a part of that. It's called a groundfish fishery. It's a West Coast groundfish sector, basically, and the way it's being managed now is that we carry observers 100% of the time on the boat. We have to pay for all of them, so we have a lot of expenses because of these certifications and everything that led to the certification. We had to really open up to the world and even have extra scrutiny on every boat to provide the information and show how we do things.

For instance, every pound of fish that we catch has been allocated and is accounted for. So, there is no discard. Everything is watched very closely, and because it's being managed so closely and with such a tight hand, people really cannot object to anything. It's managed with such a scientific oversight and rigor that there is really no room for mistakes. We can't ever reach a level of overfishing or catching too much fish in the ocean.

WF: Are you then able to charge a premium because you're certified as sustainable? ^

NOZICKA: Yes. At this very point, there is no other groundfish fishing vessel in Monterey. There are only a handful of boats between Morro Bay and San Francisco. So, it's very desirable product. There are a lot of people waiting for the fish to be delivered from the boat.

WF: When everything is up and running and you guys are fishing, what does the typical trip look like? ^

NOZICKA: Well, it varies at different times of the year, but in the last 15 years or so, the typical trip would be about two days, sometimes two-and-a-half. Very seldomly we would do three-day trips, but not that often. And in two or three days, we would be bringing anywhere between 30,000 or 40,000 pounds of fish for a value of around $20,000. Those trips usually happened once a week. And then, it all depends on how the markets are able to handle our fish.

WF: $20,000 in revenue once a week is around $1 million a year. What brings the revenue down to $500,000 annually? ^

NOZICKA: Sometimes you cannot make it every week because of the weather. And a lot of times, the market stops you from fishing. For instance, when crab season starts, the markets are flooded with crab, or during Thanksgiving season, nobody eats fish.

We normally did a one-day trip also, where you bring like $6,000 worth of fish in one day if you can, but those day trips are fading away because of the situation in the market and regulations and extra costs. Because we have to pay for the observers, you have to stay an extra day to pay for the extra expense. Also, we have to pay for the leases of the fish. A lot of the fish have to be leased before you catch them, so there are a lot of extra steps.

WF: How many people are on the boat? ^

NOZICKA: Usually, along with me, we have a captain and two or three crew members, and an observer. So, there are usually four or five people, at the most.

WF: What kinds of fish do you catch? ^

NOZICKA: We catch about 70 different species of fish. We catch a lot of rock cod out here. Some people call them West Coast snapper. Flatfish, Petrale sole, sanddabs, dover soles, rock soles, different types of rockfish. There are about 20 different species of rockfish alone, and then another 20 different species of flatfish and halibut. We fish on very shallow waters, out in San Francisco, around the Golden Gate. So, it's a great variety, and we can do all that during the same trip. Everybody finds their favorite in there.

WF: How do you sell? Who are your customers? ^

NOZICKA: Normally, we have one big buyer who buys the whole haul. In the past, my wife's family had a fish business here on the wharf. The Royal Seafood in Monterey was our main buyer for years and years. Then, in the last 10 years, we had to start looking in different directions because the fishery has changed. We had to start catching some different type of fish, which are more focused on volume, like Dover sole, and so we had to start looking for different buyers. You need to have one big buyer, or you can sell half the catch yourself. That's what we've been doing and what a lot of fishermen have been doing lately. They've started marketing their own fish to wholesalers and restaurants.

We have a retail here on the wharf in Monterey. We have a retail store and we have a little processing plant still with my brother-in-law. And so, you have to be very flexible to be able to move that amount of fish, and that's where a lot of the restrictions also came from in the past. You really cannot utilize the full potential of the boat unless you have a really developed market, and those markets were hit in the last 20 years. Now it's turning around.

WF: And is that going to be a challenge for you, since you haven't been fishing for the last four years? ^

NOZICKA: Actually, we have a lot of people begging us to go fishing, so I think we will be okay.

WF: Are those big customers, like Royal Seafood that you mentioned, or smaller companies, like restaurants? ^

NOZICKA: We still have the same customers in San Francisco Bay. We have big wholesalers, a nice database, and a network of people that we used to sell to. Also, we have Royal Seafood, and there is a new big plant we're developing with quite a big prospect here in Monterey. We are actually looking forward to it because it's looking really good, so I'm pretty confident it's going to be better than it was in the past.

WF: How do you get the product to the customers? ^

NOZICKA: Some people send trucks, and we deliver to some people ourselves.

WF: Are you planning on adding another boat? ^

NOZICKA: No, one boat is enough. If we are able to grow and really reach the full potential of the boat, there will be more than enough for anything. The last 30 years, the boat never reached its full potential. There is a lot of room for us to really improve it. My plan is to put better equipment on it, be more efficient in it, have an ice plant on it, and a better refrigerator. There is always room on the boat to improve and continue that legacy.

WF: What's your background? ^

NOZICKA: I came here in 2000. I was born in Czech Republic and worked as an electrician there. And then, I came here to the States. When I came to Monterey, around 20 years ago, I got hired on the boat, and I started as a deckhand and worked myself up to the skipper position. In between, I married Elizabeth, who was the daughter of the owner at that time, and we had three children. I really enjoyed fishing, so I learned as much as I could about the boat, the equipment, the net, and the fishery. I had a great mentor in my father-in-law, who taught me pretty much everything there is to know about the fishing grounds, fishing methods, and fishing gear, and it really captivated me. I fell in love with it.

As we got more involved in the fishery, we started educating people about fishing, because we saw a great need for it. We started going to schools along the way and teaching children about fishing. We attended festivals, where I taught kids how the fisherman does things. Once every semester, I go to the university here and talk to the students there about fishing. So, the passion from fishing flowed over into our civil life.

We have a nonprofit group here called People United for American Commercial Fisheries, and we started educational festivals here that included exhibits and fundraisers. And then, four years ago, when my father-in-law passed, it stopped everything. In between fishing, I have a business as a general contractor, so I was focusing on that, but about a year ago, we were able to fully focus on the boat, so we hauled the boat out and started fixing it. Now I'm getting pumped up to go fishing again. I've been looking forward to it.

WF: How have you been developing the business side, in terms of customer development and marketing?

NOZICKA: Because of the way we fished, I did a lot of selling over the phone. I would cut from the fish and deliver it myself. My wife helped me out, and she was also greatly involved in the nonprofit, the exhibits, and the fundraisers. She really got involved in that side of it, organizing all those events, and I was helping her with that. So, we developed a pretty good team between the two of us.

WF: What attracted you to the idea of raising money on Wefunder?

NOZICKA: It seems like a great way for people to invest in something that's local and for the local people who do business, like us, to provide something back in the community.

WF: Is there anything else that you'd like people to know?

NOZICKA: In 2004, Elizabeth lost her brother at sea, and we have been organizing money to raise funds to build a lost at sea memorial here in Monterey. That's part of what the nonprofit does. We also did exhibits around town at different museums, and the city let us do an exhibit at the old train station. We were supposed to do an exhibit for a week there, and it ended up being six weeks. Over 6,000 people came. It was a lot of people in the community coming together. We did some fundraisers, and the lost at sea memorial morphed out of those exhibits. We always had the names of those lost as part of our exhibits, and we saw that there was a need in the community for it. We're very community-oriented, and we're very education-oriented. I just talked to some second graders the other day about fishing. Any time we're invited to a school, we go and talk to kids, from kindergarten up to college age, so there's no one that we won't talk to if they want to talk to us about fishing.

We talk about our fishery and other fisheries. There is a lot that people don't know about fishing, and it's really all we've done. We've gone with our traveling exhibits down to the Morro Bay Harbor festivals and we've done some here at Whalefest. We haven't participated in that in a few years, but we've done all of that before. We like to go out into the community.

WF: Can you talk about deep-rooted passion that has kept you committed to getting the boat back on the water, despite the tragedy of your brother-in-law's death?

NOZICKA: The San Giovanni was named after my wife's grandfather. He was from Sicily, and he came to the United States at about the turn of the century. He had fished all over the world. When World War II broke out, my wife's father, who was about five at the time, was in Sicily with his two older sisters and mom, and her grandfather was here. They got separated in that way. He owned a boat with his partner at the time, but he was put into a working camp and wasn't allowed to go four blocks to the water. He had to become a carpenter, and they let him leave the camp to work, but he couldn't go fishing, so he had to depend on friends to go check on the boat for him.

After the war, her grandfather sent for his family, and that's how her father came here. Fishing is what her family has done for generations, not just here, but even in Sicily. They've had very difficult things happen, like losing her brother at sea, but this is what their tradition is, and this is the family's boat. It is very special because it's named after her grandfather and has been in her family since 1959. It's very important to us. Our daughter is 16, boys are 11 and 13, and they were down there helping to restore the boat. They were pulling nails out. They were painting. That's how it is. You pass it on to the next generation. Fishing is our lifeblood, and so this is what we do.

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RISKS

1 Inclement Weather: through out the year there are periods of bad weather, during which the boat cannot fish at all, or sporadically.

2 Seasonal market demands: During the year there are different aspects regulating the demands for different species of fish. Some of these can affect the operation of the San Giovanni. Example: Crab season starts and demand for ground fish(primary catches of San Giovanni) drops at times for several weeks. Different holidays, such is 4th of July, Thanksgiving etc are primarily low fish demand periods on the

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

San Giovanni is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

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